Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement No. 333-288549 on Form S-1 of our report dated April 17, 2025, relating to the financial statements of Shoulder Innovations, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ Deloitte & Touche LLP
Grand Rapids, Michigan
July 9, 2025